EXHIBIT 10.1  SECURED PROMISSORY NOTE DATED APRIL 24, 2024

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO BRAGG GAMING GROUP INC. (THE “COMPANY”), (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.
SECURED PROMISSORY NOTE
US$7,000,000.00Las Vegas, Nevada
April 24, 2024
FOR VALUE RECEIVED, the undersigned, BRAGG GAMING GROUP INC., a corporation incorporated and validly existing under the federal laws of Canada (“Borrower”), promises to pay to the order of T & J FALLON FAMILY TRUST, a revocable trust existing and governed under the laws of the State of Nevada (“T&J Lender”), and DR ZAP HOLDINGS, LLC, a Nevada limited liability company (“Zap Lender”, and together with T&J Lender, the “Lenders” and each, a “Lender”), acting as agent for the Lenders (in such capacity, “Agent”), the principal sum of Seven Million and NO/100 United States Dollars (US$7,000,000.00) (the “Principal Amount”).
1.	Accrual and Payment of Interest
.
(a)	Applicable Interest Rate
.  The unpaid Principal Amount of this Secured Promissory Note (this “Note”) shall bear interest from the date hereof at the rate of fourteen percent (14%) per annum.  All interest shall be computed on the basis of the actual number of days elapsed in a year of 365 days.
(b)	Interest Payment Amounts and Interest Payment Dates
.
i.
All accrued but unpaid interest on the outstanding Principal Amount shall be due and payable by Borrower to the Lenders in the amounts (each, an “Interest Payment Amount”) and on the dates (each, an “Interest Payment Date”) set forth on Schedule 1 attached hereto.

ii.	Notwithstanding anything in this Note to the contrary, Borrower shall not make any payments of interest until the occurrence of the Lind Global Payoff (as defined below).
iii.
To the extent Borrower is not permitted to pay any Interest Payment Amount on the applicable Interest Payment Date pursuant to clause (b)(ii) above, interest shall accrue on the unpaid Interest Payment Amount at the rate of fourteen percent (14%) per annum and shall be immediately due and payable, plus the full Interest Payment Amount that would have been paid but for the restriction set forth in clause (b)(ii) above, on the first business day following the Lind Global Payoff.

(c)	Default Payments
.  At any time an Event of Default (as defined below) exists and is continuing, unless the Lenders shall otherwise consent in writing, Borrower shall pay the Lenders a late fee equal to US$5,000.00 per day until such Event of Default is cured or waived.
(d)	Maximum Interest Rate
.  In no event shall interest payable by Borrower to the Lenders hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Note is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.
2.	Payment of Principal
.
(a)	Scheduled Payment
.  The outstanding Principal Amount, together with all accrued and unpaid interest and all other sums due under this Note, shall be immediately due and payable in full on April 24, 2025 (the “Maturity Date”).  All sums owing hereunder are payable in lawful money of the United States of America and shall be paid directly to Agent at a location(s) or account(s) designated in writing by Agent.
(b)	Voluntary Prepayment
.  This Note may be prepaid in whole, but may not be prepaid in part, at any time prior to the Maturity Date at the election of Borrower; provided that, if Borrower shall elect to prepay the Principal Amount of this Note in full prior to the Maturity Date, such prepayment shall be in an amount equal to Seven Million Nine Hundred Eighty Thousand and NO/100 United States Dollars (US$7,980,000.00) minus the aggregate amount of scheduled interest payments made by Borrower prior to the date of such prepayment (the “Prepayment Amount”).  The Prepayment Amount represents the full Principal Amount plus all interest that, but for such voluntary prepayment, would have accrued and been paid on the Principal Amount from the date hereof until the Maturity Date at the rate of interest set forth in Section 1(a) of this Note.
(c)	Mandatory Prepayment
.  Upon a Change of Control (as defined below), Borrower shall, within thirty (30) days of such Change of Control, pay the Prepayment Amount in full.  As used in this Note, a “Change of Control” shall mean an event or series of events by which any of the following shall occur:  (i) other than a shareholder that holds such a position as of the date of this Note, any person or company, directly or indirectly, becomes the beneficial owner of more than fifty percent (50%) of the voting shares of Borrower; (ii) a change in the composition of the board of directors of Borrower at a single shareholder meeting where fifty percent (50%) or more of the individuals that were directors of Borrower immediately prior to the start of such shareholder meeting are no longer directors of Borrower at the conclusion of the meeting, unless the new directors were nominated or endorsed by a majority of the members of the board; or (iii) the sale or other disposition by Borrower in a single transaction, or in a series of transactions, of all or substantially all of Borrower’s assets on a consolidated basis.
(d)	Application of Payments
.  Payments under this Note shall be applied:  (i) first, to the payment of accrued and unpaid interest hereunder until all such interest is paid in full; (ii) second, to the repayment of any outstanding fees or expenses owing hereunder; and (iii) third, to the repayment of the unpaid Principal Amount of this Note.
3.	Security Interest
.  The Principal Amount and all interest accruing on the Principal Amount, together with all other obligations of Borrower and the other Loan Parties (as defined below) to the Lenders under this Note and each of the Security Documents referred to below (collectively, the “Obligations”) are secured by:
(a)	a Canadian security and pledge agreement dated as of the date hereof, by and among the Borrower, BRAGG ORYX HOLDINGS INC. (“Oryx Holdings”), and Agent;
(b)
a U.S. guaranty, pledge and security agreement, dated as of the date hereof, by an among BRAGG USA, INC., a Delaware corporation (“Bragg US”), ORYX GAMING INTERNATIONAL, LLC, a Delaware limited liability company (“Oryx”), WILD STREAK LLC, a Nevada limited liability company (“Wild Streak”), SPIN GAMES, LLC, a Nevada limited liability company (“Spin Games” and, collectively with Oryx Holdings, Bragg US, Oryx and Wild Streak, the “Subsidiary Guarantors” and each individually, a “Subsidiary Guarantor”; the Subsidiary Guarantors together with Borrower are collectively referred to as, the “Loan Parties”), and Agent;

(c)	each Intellectual Property Security Agreement executed by any Loan Party in favor of the Lenders, whether on or after the date hereof;
(d)	each deposit account control agreement required to be delivered hereunder; and
(e)
any other document delivered to Agent pursuant to which any Loan Party grants liens in favor of the Lenders from time to time to secure the Obligations (the foregoing documents are collectively referred to as, the “Security Documents”).

4.	Subordination
.
(a)	Subordination Agreement
.  On the date hereof, the Borrower and the Lenders shall execute and deliver in favor of Lind Global Fund II LP (“Lind Global”), a subordination agreement (the “Subordination Agreement”) in the form attached as Exhibit B hereto, setting out the terms upon which this Note will be subordinate and junior in right of payment to all obligations of Borrower and the other Loan Parties under or in connection with the Convertible Security Funding Agreement between the Borrower and Lind Global, dated as of September 5, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lind Global Loan Agreement”, and together with each of the “Transaction Documents” referred to therein, the “Lind Global Loan Documents”) until the payment and performance of all obligations of the Loan Parties owing to Lind Global under the Lind Global Loan Documents and the termination of the Lind Global Loan Documents (the “Lind Global Payoff”), as more particularly set forth in the Subordination Agreement.  The Lenders acknowledge and agree that this Note is subject to the applicable terms of the Subordination Agreement.
(b)	Lind Global Payoff
.  Upon the occurrence of the Lind Global Payoff, (i) payment of the Obligations under this Note and the Security Documents shall not be subordinate to any other obligations of Borrower or any other Loan Party, and (ii) the security interests granted to the Agent or the Lenders pursuant to the Security Documents shall constitute valid, first-priority liens upon substantially all of the personal property assets of Borrower and each of the other Loan Parties.
5.	Representations and Warranties
.  Borrower hereby represents and warrants to the Lenders as follows:
(a)	Organization, Good Standing, Etc
.  Borrower:  (i) is a corporation duly organized, validly existing and in good standing under the federal laws of Canada; (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to make the borrowings hereunder, to grant the liens under the Security Documents to which it is a party, and to execute and deliver each other document entered into in connection herewith or therewith to which it is a party, and to consummate the transactions contemplated hereby and thereby; and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.
(b)	Authorization, Etc
.  The execution and delivery of and performance by Borrower of its obligations under this Note, the Security Documents to which it is a party, and each other document entered into in connection herewith or therewith to which it is or will be a party:  (i) have been duly authorized by all necessary action; (ii) do not and will not contravene (A) any of its governing documents, (B) any applicable law or (C) any material contractual obligation binding on or otherwise affecting it or any of its assets or properties (including, without limitation, the Lind Global Loan Documents); (iii) do not and will not result in or require the creation of any lien (other than pursuant to the Security Documents) upon or with respect to any of its properties or assets; and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties or assets.
(c)	Governmental Approvals
.  Other than notices and filings pursuant to the Security Documents and the approval of any applicable stock exchange, no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution and delivery of and performance by Borrower of its obligations under this Note, the Security Documents or any other document entered into in connection herewith or therewith to which it is or will be a party, except where the failure to obtain or provide any such authorization, approval, notice or filing would not reasonably be expected to have a material adverse effect on the Borrower or the operation of its business.
(d)	Enforceability of Loan Documents
.  This Note is, and the Security Documents and each other document entered into in connection herewith or therewith to which it is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, receivership, liquidation, administration, designation, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(e)	Lind Global Outstanding Balance and Final Maturity Date
.  As of the date of this Note, (i) the aggregate outstanding balance of all obligations owing to Lind Global under the Lind Global Loan Documents is US$2,000,000.00 and (ii) the final maturity date under the Lind Global Loan Documents is expected to occur on or near August 1, 2024.
6.	Covenants
.  Until the outstanding balance of the Principal Amount, together with all other Obligations owing to the Lenders are irrevocably paid in full, Borrower agrees that, unless at any time the Lenders shall otherwise expressly consent in writing:
(a)	Monthly Financial Reports
.  During the continuance of an Event of Default, within ten (10) days after the end of each calendar month, Borrower shall deliver to Agent the following information:  (i) the unaudited/internal balance sheet and statements of income, retained earnings, and cash flows of the Borrower and its subsidiaries as of the end of and for such month and for the year to date period then ended; (ii) for each deposit account held by Borrower or any of its subsidiaries, an account statement as of the end of and for such month; and (iii) such other material reports, non-privileged records or information as the Lenders may reasonably request in writing.
(b)	Compliance with Laws
.  Borrower shall comply with all laws, statutes, and regulations pertaining to the “Collateral” (used herein as defined in the Security Documents) and the operation of its business.
(c)	Taxes
.  Borrower shall pay or discharge, when due and payable:  (i) all material taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Lenders’ security interest in the Collateral, in each case, prior to the date on which penalties attach thereto; (ii) all material federal, state and local taxes required to be withheld by it; and (iii) all lawful claims for labor, materials and supplies which, if unpaid, would reasonably be expected by law to become a lien upon any of the Collateral.
(d)	Liens
.  Borrower shall not, and shall not permit any of its material subsidiaries (including any of the Subsidiary Guarantors) to pledge, mortgage, encumber, or otherwise permit any of the Collateral to be subject to any lien, security interest, or charge, other than:  (i) the security interest created by the Security Documents; (ii) liens in favor of Lind Global pursuant to the Lind Global Loan Documents as in effect on the date hereof; or (iii) liens which the Lenders otherwise consent to in writing which are subordinated to the liens of the Lenders in form and substance satisfactory to the Lenders in their sole discretion.
(e)	Indebtedness
.  Borrower shall not, and shall not permit any of its material subsidiaries (including any of the Subsidiary Guarantors) to, create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any indebtedness for borrowed money other than:  (i) indebtedness owing to Lind Global pursuant to the Lind Global Loan Documents as in effect on the date hereof; or (ii) other indebtedness consented to in writing by the Lenders that is subordinated to the satisfaction of the Lenders in their reasonable discretion to the Obligations of Borrower under this Note.
(f)	Fundamental Nature of Business
.  Borrower shall not, and shall not permit any of its material subsidiaries (including any of the Subsidiary Guarantors) to:  (i) wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any person or entity; (ii) make any disposition, whether in one transaction or a series of related transactions, of all or any substantial part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing); or (iii) change the nature of its business from that engaged in as of the date hereof, in each case, without the prior written consent of the Lenders.
(g)	Restricted Payments
.  Borrower shall not make a declaration or payment of any dividend or other distribution, direct or indirect, on account of any equity interest of Borrower or any of its subsidiaries, other than, so long as no Event of Default exists or will exist after giving effect to any such payment:  (i) cash dividends or distributions on an annual basis to the holders of any equity interests in Borrower equal to the federal income tax attributable to the income arising as a result of their ownership in Borrower; or (ii) other dividends or distributions with the prior written consent of Agent.
(h)	Sale or Transfer of Assets
.  Borrower shall not, and shall not permit any of its subsidiaries to, sell, offer to sell, lease, assign, issue, transfer or otherwise dispose of:  (i) any direct or indirect material subsidiary (including any Subsidiary Guarantor) of Borrower; (ii) all or substantially all of their assets; or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other person other than (a) the issuance of capital stock (or other equity interests) of Borrower to Lind Global in accordance with the Lind Global Loan Documents as in effect on the date hereof, (b) the sale of inventory in the ordinary course of business consistent with past practices, (c) worn out, obsolete or surplus equipment and other property in the ordinary course of business consistent with past practices, (d) dispositions of any property or other assets in an aggregate amount for all such dispositions in any fiscal year not to exceed $250,000, and (e) non-exclusive licenses of intellectual property rights granted to third parties in the ordinary course of business consistent with past practices.
(i)	Amendments to the Lind Global Loan Documents
.  Borrower shall not, and shall not permit any of its subsidiaries to, amend, supplement, or otherwise modify the Lind Global Loan Documents, including, without limitation, any amendment that would (i) increase the amount of indebtedness owing to Lind Global, (ii) extend the Term or other final maturity date under the Lind Global Loan Documents, or (iii) grant any additional liens or other security interest to Lind Global as collateral security for the obligations owing to Lind Global under the Lind Global Loan Documents.
(j)	Post-Closing Obligations
.  Borrower shall provide the Lenders with prompt written notice of the Lind Global Payoff.  Promptly following the Lind Global Payoff, and in any event within ten (10) business days of the Lind Global Payoff, Borrower shall, and shall cause each other Loan Party to, deliver to Agent each of the following documents, in each case in form and substance satisfactory to Agent and its legal counsel:
i.	A payoff letter from Lind Global together with documentation necessary to release and terminate all liens held by or in favor of Lind Global and its affiliates.
ii.
Deposit account control agreements for each bank account of Borrower and the other Loan Parties, including without limitation each bank account listed on the schedules to any of the Security Documents.

iii.
Original copies of all certificates and/or other instruments evidencing the pledged equity contemplated under the Security Documents, together with duly executed instruments of transfer to be assigned in blank, to be held by Agent for the benefit of the Lenders as collateral security for the payment and performance in full of the Obligations.

7.	Events of Default.
(a)	Events of Default
.  Each of the following shall constitute an “Event of Default” hereunder:
i.	Failure to Pay the Principal Amount
.  Borrower fails to punctually pay when due the Principal Amount or any accrued interest hereunder.
ii.	Failure to Pay Fees, Etc
.  Borrower fails to pay any fee or other amount payable by Borrower hereunder, and such failure continues for a period of ten (10) business days after the Agent provides written notice of such failure to Borrower.
iii.	Security Documents
.  The occurrence of any default or event of default under the terms of any Security Document and such default or event of default is not cured by Borrower or another Loan Party per the terms thereof.
iv.	Security Interest
.  Any Security Document shall cease to be in full force and effect; or any Loan Party or any person acting on its behalf shall contest in any manner the validity, binding nature or enforceability of any Security Document; or any Security Document or any other document executed and delivered by a Loan Party in connection therewith shall for any reason fail to create or maintain a valid or perfected lien in favor of Agent, for the benefit of the Lenders, in any Collateral.
v.	Misrepresentation
.  Any representation or warranty made or deemed made by or on behalf of Borrower or any other Loan Party or by any officer of any Loan Party under or in connection with this Note, the Security Documents or any other document entered into in connection herewith or therewith, or under or in connection with any certificate or other writing delivered to the Lenders pursuant to any of the foregoing shall have been incorrect in any material respect when made or deemed made.
vi.	Covenants
.  Borrower fails to materially perform or observe any covenant or other provision contained in this Note, and such failure is not cured within ten (10) business days after Borrower or any of its officers obtains knowledge of the occurrence thereof.
vii.	Voluntary Debtor Relief
.  Borrower or any of its material subsidiaries (including any of the Subsidiary Guarantors) shall:  (i) execute an assignment for the benefit of creditors; (ii) becomes or is adjudicated as bankrupt or insolvent; (iii) generally is not, or is unable to, or admits in writing its inability to, pay its debts generally as they become due; (iv) applies for or consents to the appointment of a conservator, receiver, trustee, liquidator, custodian or other similar official of it or all or a substantial part of its assets; (v) files a voluntary petition, or commences any other proceeding, or other action, seeking liquidation, reorganization or dissolution, conservatorship, or seeks any other arrangement with creditors; or (vi) files an answer admitting the material allegations of or consenting to, or default in, a petition filed against it in any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceedings.
viii.	Involuntary Proceedings
.  Borrower or any of its material subsidiaries (including any of the Subsidiary Guarantors) shall involuntarily:  (i) have an order, judgment, or decree entered against it by any tribunal pursuant to the Bankruptcy Code of the United States or the Canadian Bankruptcy and Insolvency Act and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect (collectively, “Debtor Relief Laws”) that could suspend or otherwise affect any of the rights granted to the Lenders under this Note, the Security Documents or any other document executed and delivered in connection herewith or therewith, and such order, judgment, or decree is not permanently stayed, vacated, or reversed within sixty (60) days after the entry thereof; or (ii) has a petition filed against it or any of its property seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the rights granted to the Lenders under this Note, the Security Documents or any other document executed and delivered in connection herewith or therewith, and such petition is not discharged within sixty (60) days after the filing thereof.
ix.	Other Debt
.  Borrower or any of its subsidiaries (i) shall default in the due and punctual payment of the principal of or the interest on any other indebtedness owing to any person or entity (including Lind Global under the Lind Global Loan Documents) having an aggregate balance of $100,000 or more, or (ii) shall fail to perform, observe or comply with any covenant, agreement or other obligation to be performed, observed or complied with by Borrower or any of its subsidiaries in any agreement relating to or ancillary to such indebtedness and which failure results in the acceleration of such indebtedness prior to its maturity, subject to any grace and/or cure periods provided therein.
x.	Dissolution
.  The dissolution of Borrower or any other Loan Party for any reason whatsoever.
xi.	Change of Control
.  Any Change of Control shall occur.
(b)	Remedies
.  Upon the occurrence of an Event of Default, the Agent or its designee may exercise any or all of the following rights and remedies:
i.	Acceleration
.  The Agent may, by notice to Borrower, declare the entire outstanding Prepayment Amount, or any portion thereof in the Lenders’ sole discretion, accrued interest, fees any other amounts due and owing under this Note or the Security Documents to be immediately due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which Borrower hereby expressly waives.
ii.	Collateral
.  The Agent may exercise and enforce any and all rights and remedies available upon default to a secured party under the Uniform Commercial Code in effect in the State of Nevada or the Personal Property Security Act in effect in the Province of Ontario, including the right to take possession of Collateral (including any equity interests pledged to Agent pursuant to the Security Documents and any certificates representing such equity interests), or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, Borrower shall on demand assemble the Collateral and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties.
iii.	Appointment of Receiver
.  The Agent may without regard to any waste, adequacy of the security or solvency of Borrower, apply for the appointment of a receiver of the Collateral, to which appointment Borrower hereby consents, whether or not foreclosure proceedings have been commenced and whether or not a foreclosure sale has occurred.
iv.	Other Rights and Remedies
.  The Agent may exercise any other rights and remedies available to them by law or agreement.
Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7(a)(vii) or Section 7(a)(viii), all amounts owing hereunder shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.
8.	Rights and Duties of Agent
.
(a)	Appointment and Authorization
.  Each Lender hereby irrevocably appoints, designates and authorizes Zap Lender to take such action on its behalf as Agent under the provisions of this Note and each of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Note and each of the Security Documents, together with such powers as are reasonably incidental thereto.
(b)	Payments
.  Upon receipt of any payments of principal or interest under this Note, Agent shall promptly remit to each Lender its share of all such payments received by Agent for the account of such Lender on a pro rata basis in accordance with each Lender’s commitment percentage set forth on Exhibit A attached to this Note.
(c)	Collateral Matters
.  Each Lender authorizes and directs Agent to enter into the Security Documents for the benefit of the Lenders.  Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect and maintain perfected liens upon the Collateral granted pursuant to the Security Documents.
9.	Miscellaneous
.
(a)	Waivers
.  No failure by the Lenders to enforce any provision of this Note shall constitute a continuing waiver thereof by the Lenders.
(b)	Amendments
.  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or the Lenders, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
(c)	Assignment
.  Neither the Lenders nor the Borrower may assign any of their respective rights and obligations under this Note without the prior written consent of the other, with such consent not to be unreasonably withheld, conditioned or delayed.
(d)	Costs and Expenses
.  Borrower will reimburse the Agent for all reasonable and documented out-of-pocket costs, fees, and expenses incurred in connection with the negotiation, preparation, execution, amendment, administration, and performance of this Note, the Security Documents or any other document executed and delivered in connection therewith, or in connection with the exercise of any of the Lenders’ rights and remedies under this Note, the Security Documents or any other document executed and delivered in connection therewith, or at law, including, without limitation, all reasonable and documented attorney’s fees, filing fees, fees incident to the security interests, and other searches and reports, legal expenses, court costs, auctioneer fees and expenses, and other fees and expenses incurred in connection with the liquidation or sale of the Collateral, all of which shall be and become a part of the Obligations owing by the Loan Parties to the Lenders hereunder and under the Security Documents.
(e)	Headings
.  Section and subsection headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.
(f)	Severability
.  Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Note.
(g)	Time of the Essence
.  Time is of the essence with respect to every provision hereof.
(h)	Execution in Counterparts; Electronic Signatures
.  This Note may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Note and all of which, when taken together, will be deemed to constitute one and the same instrument.  This Note or any counterpart signature pages may be executed and delivered by electronic mail transmission (including .pdf or any electronic signature complying with the Electronic Signatures in Global and National Commerce (ESIGN) Act and the Uniform Electronic Transactions Act, e.g., www.docusign.com), each of which will constitute effective execution and delivery of this Note and such signatures will be deemed to be original signatures for any purpose whatsoever.
(i)	Governing Law; Successors; Venue
.  This Note shall be construed and enforced in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein and shall enure to the benefit of the Lenders and their successors and assigns, and shall be binding on the Borrower and its successors and permitted assigns.  Each party consents to the exclusive jurisdiction of any Federal or State Court within the State of Nevada, County of Clark, having proper venue.
(j)	Entire Agreement
.  This Note and the instruments referenced in this Note supersede all prior agreements, understandings, negotiations and discussions, both oral and written, between or among the parties with respect to the subject matter of this Note and the instruments referenced in this Note, and constitutes the entire agreement between or among the parties with respect to the subject matter of this Note and the instruments referenced in this Note.
[SIGNATURE PAGES FOLLOW]

BORROWER:

BRAGG GAMING GROUP INC.

By:

Name: Yaniv Spielberg

Title: Authorized Signatory

LENDERS:

DR ZAP HOLDINGS, LLC

By:

Name: Douglas Fallon

Title: Manager
T & J FALLON FAMILY TRUST

By:

Name: Thomas Fallon

Title: Trustee

EXHIBIT A

LENDERS’ COMMITMENTS
Lender	Aggregate Commitment	Commitment Percentage
T & J Fallon Family Trust	US$3,500,000	50%
Dr Zap Holdings, LLC	US$3,500,000	50%
TOTAL:	US$7,000,000	100%

EXHIBIT B

SUBORDINATION AGREEMENT
[See attached.]

SUBORDINATION AGREEMENT
Subordination Agreement dated April 24, 2024 among Bragg Gaming Group, Inc. (the “Borrower”), T&J Fallon Family Trust (“T&J Lender”), DR Zap Holdings, LLC (“Zap Lender”, and together with T&J Lender, the “Subordinated Parties”) and Lind Global Fund II LP (“Lind”).
RECITALS:
(a)
Lind has invested US$8,700,000 in the Borrower and the Borrower issued a convertible security to Lind in accordance with the terms of a convertible security funding agreement dated September 5, 2022 between Lind and the Borrower (the “Funding Agreement”).

(b)
The Borrower now wishes to borrow US$7,000,000 from the Subordinated Parties (the “Subordinated Loan”) on and subject to the terms of a secured promissory note to be entered into by the Borrower and the Subordinated Parties (the “Secured Promissory Note”).

(c)
It is a condition precedent to the Subordinated Parties making the Subordinated Loan to the Borrower that each Subordinated Party agrees to subordinate its claims against, and the security it holds from, the Borrower in favour of Lind on the terms set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:
ARTICLE 1
INTERPRETATION
Section 1.1 Defined Terms.
As used in this Agreement, the following terms have the following meanings:
“Agreement” means this subordination agreement as the same may be amended, modified, replaced, restated or supplemented from time to time.
“Business Day” means any day of the year, other than a Saturday, Sunday or a statutory holiday in New York, New York or Toronto, Ontario.
“Funding Agreement” has the meaning given to such term in the recitals.
“Insolvency Law” means any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy Code of the United States, and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, and any successors to such statutes and any other applicable insolvency law or other law of any jurisdiction, domestic or foreign permitting a debtor to obtain a stay of proceedings to enforce, or a compromise or arrangement of, some or all of the claims of its creditors against it, including any such proceeding under applicable corporate law.
“Insolvency Proceedings” means any dissolution, bankruptcy, insolvency, receivership, winding-up, liquidation, assignment for the benefit of creditors, or other similar proceedings in respect of the Borrower (whether voluntary or involuntary), any proposal or other proceeding seeking a stay of proceedings, reorganization, compromise or arrangement of some or all of the claims of creditors made or commenced by or against the Borrower under any Insolvency Law, or any distribution of assets of the Borrower among its creditors in any manner whatsoever.
“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, limited liability company, institution, public benefit corporation, investment or other fund, government (whether federal, provincial, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof) or other entity of any nature.
“Secured Promissory Note” has the meaning given to such term in the recitals.
“Senior Credit Documents” means the Funding Agreement, the Senior Security and all other documents executed and delivered to Lind by the Borrower in connection with the Funding Agreement or any other Senior Credit Document.
“Senior Indebtedness” means all debts, liabilities and obligations, present or future, direct or indirect, contingent or absolute, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Borrower (whether alone or with another or others and whether as principal or surety) to Lind pursuant to the Funding Agreement, and includes any extension, renewal, refunding or refinancing of the Senior Indebtedness.
“Senior Security” means all liens, security interests, charges, pledges, hypothecations, mortgages and other encumbrances from time to time granted by the Borrower to Lind as security for the Senior Indebtedness, and any arrangements having the effect of any of the foregoing, including any right of set off.
“Subordinated Indebtedness” means all debts, liabilities and obligations, present or future, direct or indirect, contingent or absolute, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Borrower (whether alone or with another or others and whether as principal or surety) to the Subordinated Parties pursuant to the Subordinated Credit Documents, and includes any extension, renewal, refunding or refinancing of the Subordinated Indebtedness.
“Subordinated Credit Documents” means, collectively, Secured Promissory Note, the Subordinated Security, and all other documents executed and delivered or to be executed and delivered by the Borrower (whether alone or with another or others) to the Subordinated Parties in connection with the Secured Promissory Note or any other Subordinated Credit Document.
“Subordinated Security” means all liens, security interests, charges, pledges, hypothecations, mortgages and other encumbrances from time to time granted by the Borrower to the Subordinated Parties as security for the Subordinated Indebtedness, and any arrangements having the effect of any of the foregoing, including any right of set off.
Section 1.2 Certain Rules of Interpretation.
Any reference in this Agreement to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.  The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.  In this Agreement, the words “including” and “includes” mean “including (or includes) without limitation”.
ARTICLE 2
SUBORDINATION
Section 2.1 Subordination of Indebtedness and Security.
(1)
The Subordinated Indebtedness shall for all purposes be, and at all times remain, inferior, junior, postponed and subordinated to the prior indefeasible repayment in full of the Senior Indebtedness and the termination of the obligations of Lind thereunder (“Discharge of Senior Indebtedness”), in the manner and to the extent provided in this Agreement.

(2)
The Subordinated Security shall for all purposes be, and at all times remain, inferior, junior, postponed and subordinated to the Senior Security and no amounts shall be payable or any action taken under the Subordinated Security except as permitted in this Agreement.

(3)	Without limiting the generality of the foregoing, the subordination of the Subordinated Indebtedness and the Subordinated Security shall prevail in all circumstances and irrespective of:
(a)	the priorities otherwise accorded to the Senior Security and the Subordinated Security under applicable law;
(b)	the time of creation, granting, execution, delivery, attachment, registration, perfection or enforcement of the Senior Security and the Subordinated Security;
(c)	that any of the security interests constituted by the Senior Security or the Subordinated Security shall be defective, unperfected or unenforceable for any reason whatsoever;
(d)	the time of crystallization of any floating charge or floating hypothec constituted by the Senior Security or the Subordinated Security;
(e)	the provisions of the Senior Credit Documents or the Subordinated Credit Documents;
(f)
any forbearance whatsoever, whether as to time, performance, or otherwise under, or any release, discharge, loss or alteration in or dealing with, all or any part of the Senior Security or the Subordinated Security;

(g)	the giving of, or the failure to give, any notice to the Borrower or to any other Person or the time of giving any such notice (including pursuant to this Agreement or otherwise);
(h)	any invalidity or unenforceability of, or any limitation on, the liability of the Borrower;
(i)	any defence, compensation, set-off or counterclaim which the Borrower may have or assert;
(j)	any Insolvency Proceedings;
(k)	the date of incurrence of the Senior Indebtedness, the Subordinated Indebtedness, or any portion thereof;
(l)	any priority granted by any principle of law or any statute; or
(m)	any other matter whatsoever.
Section 2.2 Subordinated Security.
T&J Lender, Zap Lender and the Borrower each acknowledges that no Person has guaranteed the repayment of the Subordinated Indebtedness to the Subordinated Parties, and the Subordinated Parties have not been granted any security from the Borrower or any other Person to secure the Subordinated Indebtedness, in each case, other than the guarantees and the security identified in Schedule A hereto.  Each Subordinated Party covenants in favour of Lind that it will not take from the Borrower or any other Person any guarantee of, or additional security for, the payment or performance of obligations in respect of the Subordinated Indebtedness without the prior written consent of Lind.
Section 2.3 Repayment of Subordinated Indebtedness.
(1)
No payments shall be made by the Borrower or received by the Subordinated Parties on account of, or in respect of, the Subordinated Indebtedness (whether as principal, interest, fees or otherwise) provided that, subject to Section 2.3(2), the Borrower shall be permitted to pay to the Subordinated Parties all accrued but unpaid interest on the outstanding Principal Amount (used herein as defined in the Secured Promissory Note) due and payable by the Borrower to the Subordinated Parties in the amounts and on the dates set forth on Schedule 1 to the Secured Promissory Note and in accordance with Section 1(b) thereof.

(2)
If an Event of Default (as such term is defined in the Funding Agreement) occurs and is continuing, no such payments referred to in Section 2.3(1) or any other direct or indirect payment (whether in cash, property, securities or otherwise or by way of set-off or in any other manner) shall be made by the Borrower or received by the Subordinated Parties from the Borrower on account of, or in respect of, the Subordinated Indebtedness.

Section 2.4 Restriction on Enforcement.
Each Subordinated Party agrees that without the prior written consent of Lind it will not and will not be entitled to, prior to the indefeasible Discharge of Senior Indebtedness:
(a)	demand payment of, assert its right to accelerate, declare due or take any similar action in respect of the Subordinated Indebtedness;
(b)
appoint a receiver, receiver manager, agent or other person having similar powers, whether by way of a private or court appointment in respect of the Borrower or any asset of the Borrower, petition the Borrower into bankruptcy or initiate any Insolvency Proceeding or similar proceeding in respect of the Borrower; or

(c)
commence or initiate, or authorize to be taken or initiated, any action by way of suit, foreclosure, sale, quit claim or acceptance of a deed in lieu of foreclosure or otherwise take any proceedings to recover or receive payment of any of the Subordinated Indebtedness or realize against any of the assets of the Borrower.

However, notwithstanding the foregoing, the Subordinated Parties may file a claim with respect to the Subordinated Indebtedness (and may accelerate the Subordinated Indebtedness for the sole purpose of proving such claim), provided that an Insolvency Proceeding has been commenced by or against the Borrower or any other Loan Party (as defined in the Secured Promissory Note), or file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Parties, in each case, not in contravention of the terms of this Agreement.
Section 2.5 Insolvency Proceedings.
In the event of any Insolvency Proceedings, Lind shall be entitled to receive payment of the Senior Indebtedness in full before the Subordinated Parties shall be entitled to receive any payment on account of the Subordinated Indebtedness.  Lind shall be entitled to receive, for application in payment of the Senior Indebtedness, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable to the Subordinated Parties in respect of the Subordinated Indebtedness.  To the extent any payment of Senior Indebtedness is declared to be a fraudulent preference or otherwise preferential, set aside or required to be paid to a trustee, receiver or other similar Person under any Insolvency Law, then if such payment is recoverable by, or paid over to, such trustee, receiver or similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
Section 2.6 Payments Received Contrary to Agreement.
All payments or distributions on account of, or in respect of, the Subordinated Indebtedness which are received by the Subordinated Parties contrary to this Agreement shall be received in trust for the benefit of Lind, shall be segregated from other funds and property held by the Subordinated Parties and shall be immediately paid over to Lind in the same form as received (with any necessary endorsement) to be applied to the payment or repayment of the Senior Indebtedness in accordance with the terms of the Funding Agreement.
Section 2.7 Voting/Classification Matters.
Each Subordinated Party acknowledges and agrees that there is no commonality of interest between the Senior Indebtedness and the Subordinated Indebtedness and it will not take any steps to have the Subordinated Indebtedness classified in the same creditor class as the Senior Indebtedness in any Insolvency Proceeding.  In any Insolvency Proceeding, each Subordinated Party hereby agrees that Lind will have and is hereby granted the authority to and power of attorney to vote any claims that such Subordinated Party has against the Borrower in respect of the Subordinated Indebtedness as Lind determines in its sole discretion.
Section 2.8 Preservation of Lind’s Rights.
Lind shall not be prejudiced in any way in the right to enforce this Agreement by any act or failure to act on the part of the Borrower or the Subordinated Parties.  Lind may, at any time and from time to time, without any consent of, or notice to, the Subordinated Parties and without impairing or releasing the obligations of the Subordinated Parties under this Agreement, change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Senior Indebtedness (including any change in the rate of interest), or amend in any manner any of the Senior Credit Documents, sell, exchange, release, perfect, not perfect, alter, renew or otherwise deal with any of the Senior Security, release any Person liable in any manner under, or in respect of, any of the Senior Credit Documents, or otherwise settle or compromise any of the Senior Indebtedness, grant time or other indulgences to the Borrower or any other Person, or exercise, delay in, or refrain from, exercising any rights against the Borrower, any guarantor of the Senior Indebtedness, or any other Person, or apply any sums from time to time received to the Senior Indebtedness.  The Subordinated Parties are responsible for acquiring and updating information relating to the financial condition of the Borrower and all circumstances relating to the payment or non-payment of the Subordinated Indebtedness.  Lind shall not be required to marshal in favour of the Subordinated Parties or any other Person the Senior Security or any other securities or any moneys or other assets which Lind may be entitled to receive or upon which Lind may have a claim.
Section 2.9 No Contest of Senior Security.
No Subordinated Party will
(a)	assert in any action, suit or proceeding whatsoever the invalidity, unenforceability or ineffectiveness of this Agreement or any of the Senior Credit Documents; or
(b)	participate in or co-operate with any other party to pursue any such action, suit or proceeding, it being understood and agreed that, regardless of the validity, effectiveness or enforceability of any Senior Credit Document, as between the Subordinated Parties and Lind, Lind shall have first and prior rights of payment as contemplated in this Agreement.
Section 2.10 Preservation of Subordinated Parties’ Rights.
Nothing contained in this Agreement shall impair, as between the Borrower and the Subordinated Parties, the obligation of the Borrower, which is absolute and unconditional, to pay to the Subordinated Parties the Subordinated Indebtedness as and when the same becomes due and payable, all subject to the rights, if any, of Lind to receive cash, property or securities otherwise payable or deliverable to Lind under this Agreement or otherwise in accordance with the Senior Credit Documents.
ARTICLE 3
MISCELLANEOUS PROVISIONS
Section 3.1 Notices, etc.
Any notice, direction or other communication required or permitted to be given under this Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed, if to the Borrower, to it at:
(a)	Attention:	Email:	to the Borrower at: Bragg Gaming Group, Inc. 130 King Street West, Suite 1955 Toronto, ON M5X 1E3 Ronen Kannor, Chief Financial Officer **********
(b)	to the Subordinated Parties at: DR ZAP HOLDINGS, LLC 10001 Rolling Glen Ct Las Vegas, Nevada 89117 Attention: Douglas Fallon Email: **********
with a copy to:

Brownstein Hyatt Farber Schreck, LLP
675 15th Street, Suite 2900
Denver, CO 80202

Attention:  Chris Hand
Email: **********
(c)	Attention:	Telephone:	to Lind at: Lind Global Fund II LP c/o The Lind Partners, LLC 44 Madison Ave., Fl. 41 New York, NY 10022 USA Mr. Jeff Easton **********
Any such communication shall be deemed to have been validly and effectively given if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time), otherwise on the next Business Day, and if transmitted by facsimile or similar means of recorded communication, on the Business Day next following the date of transmission.  Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.
Section 3.2 No Waiver; Remedies.
No failure on the part of Lind to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any right preclude any other or further exercise of the right or the exercise of any other right.  No waiver of any provision of this Agreement nor consent to any departure by the Subordinated Parties or the Borrower therefrom shall be effective unless the same is in writing and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  These remedies are cumulative and not exclusive of any remedies provided by law.
Section 3.3 No Representations, etc.
There are no other representations, collateral agreements or conditions with respect to this Agreement or affecting Lind’s or the Subordinated Parties’ liability other than as contained or referred to in this Agreement.
Section 3.4 No Merger, etc.
Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Borrower or the Subordinated Parties under this Agreement nor shall the acceptance of any payment or alternate security constitute or create any novation and it is further agreed that the taking of a judgment or judgments under any of the covenants contained in this Agreement shall not operate as a merger of such covenants.
Section 3.5 Borrower Bound.
By executing this Agreement, the Borrower acknowledges its existence and agrees to be bound by its terms.  Nothing in this Agreement shall confer or be deemed to confer any right, benefit or advantage on the Borrower.  The consent of the Borrower to any amendment of this Agreement shall not be required.
Section 3.6 Further Assurances.
Each of the parties shall execute all such further agreements, instruments, assignments and other documents and shall do all such further acts and things as may reasonably be required from time to time to give full force and effect to this Agreement and the subordination and postponement provided for herein.
Section 3.7 Successors and Assigns.
(1)
This Agreement shall be binding upon the Borrower, Lind and the Subordinated Parties and their respective successors and assigns, and shall enure to the benefit of Lind and the Subordinated Parties and their respective successors and assigns.  All rights of Lind shall be assignable and in any action brought by an assignee to enforce those rights, the Borrower and the Subordinated Parties shall not assert against the assignee any claim or defence which the Borrower and any Subordinated Party now has or hereafter may have against Lind.

(2)
Neither the Borrower nor the Subordinated Parties shall assign this Agreement or any of the Subordinated Credit Documents unless and until the proposed purchaser, assignee or transferee has executed and delivered, to the satisfaction of Lind, an agreement substantially the same as this Agreement, or any rights arising under such sale, assignment or transfer are otherwise subordinated to the Senior Indebtedness and the Senior Security in a manner satisfactory to Lind.

Section 3.8 Severability.
If any provision of this Agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.
Section 3.9 Governing Law.
This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
Section 3.10 Counterparts.
This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
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IN WITNESS WHEREOF the parties have executed this Agreement.
LIND GLOBAL FUND II LP, by its general partner, LIND GLOBAL PARTNERS II, LLC

By:
BRAGG GAMING GROUP INC.

By:
 Yaniv Spielberg, Authorized Signatory
DR ZAP HOLDINGS, LLC

By:
 Douglas Fallon, Manager
T&J FALLON FAMILY TRUST

By:
 Thomas Fallon, Trustee

SCHEDULE “A”
SUBORDINATED SECURITY
1.	A Canadian security and pledge agreement dated as of the date hereof, by and among the Borrower, Bragg Oryx Holdings Inc. (“Oryx Holdings”), and Zap Lender, in its capacity as agent for the Lenders.
2.
A U.S. guaranty, pledge and security agreement, dated as of the date hereof, by and among Bragg USA, Inc. (“Bragg US”), Oryx Gaming International, LLC (“Oryx”), Wild Streak LLC (“Wild Streak”), Spin Games, LLC (“Spin Games” and, collectively with Oryx Holdings, Bragg US, Oryx and Wild Streak, the “Subsidiary Guarantors”; the Subsidiary Guarantors together with the Borrower are collectively referred to as, the “Loan Parties”), and Zap Lender, in its capacity as agent for the Lenders.

3.	An intellectual Property security agreement dated as of the date hereof granted by the Loan Parties in favor of Zap Lender, in its capacity as agent for the Lenders.

SCHEDULE 1

INTEREST PAYMENT DATES1
#	Interest Payment Date	Interest Payment Amount
1.	July 24, 2024	$245,000
2.	October 23, 2024	$245,000
3.	January 22, 2025	$245,000
4.	April 24, 2025 (Maturity Date)	$245,000

2 All interest payments will be payable in lawful money of the United States of America and shall be paid directly to the account or accounts designated in writing by Agent.